SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Investors Fund -- Class A Shares
Fiscal period ending: July 31, 1996
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,078    $1,769       $3,152

T   =  Average Annual
       Total Return               7.76%     12.09%       12.16%*

              *Life of fund, if less than 10 years
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Investors Fund -- Class B Shares
Fiscal period ending:  July 31, 1996
Inception date (if less than 10 years of performance):
March 1, 1993

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $         $1,000

ERV =  Ending Redeemable Value   $1,084      $         $1,540

T   =  Average Annual
       Total Return               8.44%      %          13.47%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Investors Fund -- Class M Shares
Fiscal period ending:  July 31, 1996
Inception date (if less than 10 years of performance):
December 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $            $1,000

ERV =  Ending Redeemable Value   $1,097    $            $1,408

T   =  Average Annual
       Total Return               9.68%    %            22.89%*

              *Life of fund, if less than 10 years